UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 24, 2007

GOFISH CORPORATION
(f/k/a Unibio Inc.)
(Exact name of registrant as specified in its charter)

Nevada	333-131651	20-2471683
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

706 Mission Street, 10th Floor, San Francisco, California		94103
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (415) 738-8706

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

* Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

* Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

* Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

* Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01     Entry into a Material Definitive Agreement.

On October 24, 2007, the Board of Directors (the “Board”) of GoFish Corporation (the “Company”) approved a Non-Qualified Stock Option Plan (the “Plan”). The purposes of the Plan are to attract and retain the best available personnel, to provide additional incentives to employees, directors and consultants and to promote the success of the Company’s business. A maximum aggregate of 3,600,000 shares of common stock of the Company may be issued pursuant to the Plan.

The Board (or any committee composed of members of the Board appointed by the Board to administer the Plan), shall administer and interpret the Plan. The administrator shall have the authority to, among other things, (i) select the employees, consultants and directors to whom options may be granted, (ii) grant options, (iii) determine the number of shares underlying option grants, (iv) approve forms of option agreements for use under the plan, (v) determine the terms and conditions of the options and (vi) subject to certain exceptions, amend the terms of any outstanding option granted under the Plan.

The Plan authorizes grants of nonqualified stock options to eligible employees, directors and consultants. The exercise price for an Option shall be determined by the administrator. The term of each option under the Plan shall be no more than ten years from the date of grant.

The Plan became effective upon its adoption by the Board, and will continue in effect for a term of ten years, unless sooner terminated. The Board may at any time amend, suspend or terminate the Plan.

The Plan also contains provisions governing: (i) the treatment of options under the Plan upon the occurrence of certain corporate transactions (including merger, consolidation, sale of all or substantially all the assets of the Company, or complete liquidation or dissolution of the Company) and changes in control of the Company, (ii) transferability of options and (iii) tax withholding upon the exercise or vesting of an option.

The foregoing summary of the Plan does not purport to be complete and is qualified in its entirety by reference to the full text of the Plan, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.02       Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers;   Compensatory
                Arrangements of Certain Officers.

On October 24, 2007, the Board granted options under the Plan to Lennox L. Vernon, the Company's Chief Accounting Officer & Director of Operations, and certain other employees and consultants of the Company. The grant to Mr. Vernon consists of options to purchase 75,000 shares of common stock, with an exercise price of $0.37 per share, which was the closing price per share of the Company's common stock on the OTC Bulletin Board on the date of grant. One-thirty sixth (1/36) of such options granted to Mr. Vernon will vest at the end of each calendar month following the date of grant, such that the options will be 100% vested after three years from the date of grant.

Item 9.01       Financial Statements and Exhibits.

(d)     Exhibits.

Exhibit	Description
10.1	GoFish Corporation Non-Qualified Stock Option Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOFISH CORPORATION

Dated: October 30, 2007	By:	/s/ Tabreez Verjee
Name: Tabreez Verjee
Title President

Exhibit Index

Exhibit	Description
10.1	GoFish Corporation Non-Qualified Stock Option Plan.